                                 LEASE AGREEMENT













                                    Landlord:     Gesipa Real Estate Partners

                                    Tenant:       Universal Display Corporation

                                    Premises:     375 Phillips Boulevard

                                    Date:         October 12, 1998

                                      INDEX
                                      -----

Article                                                                                                        Page
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
1.     Leased Premises............................................................................................1
2.     Tenant Fit-Out.............................................................................................2
3.     Term of Lease..............................................................................................2
4.     Security Deposit...........................................................................................2
5.     Rent.......................................................................................................3
6.     Additional Rent............................................................................................3
7.     Use........................................................................................................7
8.     Repairs and Maintenance....................................................................................7
9.     Landlord's Services........................................................................................8
10.   Inability to Perform........................................................................................8
11.   Insurance...................................................................................................9
12.   Landlord's Access for Future Construction...................................................................9
13.   Fixtures....................................................................................................9
14.   Changes in or About Premises...............................................................................10
15.   Assignment and Subletting..................................................................................10
16.   Casualty...................................................................................................12
17.   Compliance With Local Rules and Regulations................................................................13
18.   Default; Termination.......................................................................................13
19.    Inspection By Landlord....................................................................................16
20.   Notices....................................................................................................16
21.   Non-Waivers................................................................................................16
22.   Alterations or Improvements By Tenant......................................................................16
23.   Non-Liability of Landlord..................................................................................17
24.   Condemnation...............................................................................................17
25.   Increase of Insurance Rates................................................................................18
26.   Fire Insurance Coverage....................................................................................18
27.    Indemnity.................................................................................................19
28.   Mutual Waiver of Subrogation...............................................................................19
29.   Force Majeure..............................................................................................19
30.   Mortgage Priority..........................................................................................20
31.   Surrender By Tenant........................................................................................20
32.   Signs and Advertising......................................................................................21
33.   Estoppel Certificate.......................................................................................22
34.   [INTENTIONALLY OMITTED]....................................................................................22
35.   [INTENTIONALLY OMITTED]....................................................................................22
36.   Landlord's Right of Entry and Alterations..................................................................22
37.   Landlord's Remedies and Expenses...........................................................................22
38.   Landlord's Reserved Rights.................................................................................22

Article                                                                                                        Page
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
39.   Rules and Regulations......................................................................................23
40.   Waivers....................................................................................................23
41.   Severability...............................................................................................23
42.   Quiet Enjoyment............................................................................................23
43.   Lease Construction.........................................................................................24
44.   Binding Effect.............................................................................................24
45.   Definitions................................................................................................24
46.   Paragraph Heading..........................................................................................24
47.   Execution and Delivery.....................................................................................24
48.   Regulation of Common Facilities............................................................................24
49.   Performance By Tenant......................................................................................24
50.   No Modification............................................................................................25
51.   Covenants and Further Assurances...........................................................................25
52.   Brokerage..................................................................................................25
53.   Mortgagee Notice Clause....................................................................................25
54.   Right of First Refusal.....................................................................................26

         THIS LEASE AGREEMENT, made this 12th day of October, 1998, between Gesipa Real Estate Partners, a New Jersey partnership, having an office at 375 Phillips Boulevard, Ewing, New Jersey 08628 ("Landlord"), and Universal Display Corporation, having an office at 3 Bala Plaza East, Suite 104, Bala Cynwyd, Pennsylvania 19004 ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of certain lands and premises located at 375 Phillips Boulevard in the Township of Ewing, in the County of Mercer and State of New Jersey, (the "Property"); and

         WHEREAS, Landlord occupies on the Property a building commonly known as 375 Phillips Boulevard (Princeton Crossroads) containing approximately 40,200 square feet (the "Building"); and

         WHEREAS, Tenant shall rent and occupy a portion of the Building containing approximately 11,000+ square feet of gross rentable area (the "Leased Premises"), together with the right of Tenant to use common area spaces of the Building and improvements, all in accordance with terms and conditions hereinafter mentioned and the considerations herein expressed,

         NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable considerations, Landlord does demise, lease and let unto Tenant, and Tenant does rent and take from Landlord the Leased Premises, and Landlord and Tenant mutually covenant and agree as follows:

         1. LEASED PREMISES

                  1.1 The Leased Premises consists of approximately 11,000 square feet on the Reed Road side of the building. The measurement of the Leased Premises for purposes of this Lease shall be from outside glass to outside glass and the middle of the interior wall. Upon completion of final plans for the Leased Premises, such plans shall constitute part of this Lease and shall be attached hereto and made a part hereof.

                  1.2 The use of the Leased Premises includes the right to use the common facilities, including, but not limited to, entranceway, foyers, lavatories, stairways, elevators, plaza and mall areas, parking areas, access roads and pedestrian walks, as the same are located in the Building and on the Property.

                  1.3 Landlord covenants and agrees with Tenant that Tenant shall have the right to use 3.9 parking spaces for each 1,000 square feet of Leased Premises on a non-exclusive, non-reserved basis, and subject to such reasonable terms, conditions and regulations as may be imposed by Landlord from time to time.

         2. TENANT FIT-OUT. Tenant shall be responsible, at its sole cost and expense, for all design and construction costs associated with creating the Leased Premises within the Building. In addition, the Tenant shall install its own meter for the direct metering of its electrical usage during the term of this Lease. Landlord shall grant to Tenant and its contractors such reasonable access as may be necessary to accomplish same, provided that Tenant's work shall not unreasonably interfere with the conduct of Landlord's business.

                  All Tenant's work (i) shall be done by contractors reasonably acceptable to Landlord (ii) shall be done in a good, workmanlike manner, using good and sufficient materials, in accordance with plans approved by Landlord and
(iii) shall comply with all applicable laws, including, without limitation, all applicable building codes, local ordinances, Rules and Regulations of Princeton Crossroads, and the Americans with Disabilities Act.

         3. TERM OF LEASE

                  3.1 Landlord leases unto Tenant, and Tenant hires the Leased Premises for the term of five (5) years to commence on the first day of the calendar month following the date when the Leased Premises are occupied by Tenant and Tenant is able to conduct business therein (the "Commencement Date"), but in no event will the Commencement Date be later than January 1, 1999.

                  3.2 Notwithstanding the above, Tenant shall have the right to terminate this Lease at the end of the third lease year provided (i) Tenant gives Landlord a minimum of 270 days prior written notice of such termination (the "Termination Notice"), such notice to be given in accordance with the provisions of the Lease, and (ii) concurrently with delivery of the Termination Notice, Tenant pays to Landlord a sum equal to six (6) months Base Rent (as defined herein).

         4. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof a Security Deposit in the amount of $22,000 as security for Tenant's faithful performance of Tenant's obligations under this lease. The Landlord shall conduct a review of the financial condition and results of operations of the Tenant within thirty (30) days of the execution of this Lease Agreement. In the event that the Landlord, in its sole discretion, deems that the financial condition of the Tenant is such that a reduced security deposit is deemed appropriate by the Landlord, the Landlord shall return a portion of the security deposit as it in its sole discretion deems reasonable and appropriate under the circumstances. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise defaults under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of the reasonable amount of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including reasonable attorneys' fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefor deposit moneys with Landlord sufficient to restore said Security Deposit to the full amount required by this lease. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord's option, to the last assignees, if any, of Tenant's interest herein), that portion of the Security Deposit not used or applied by Landlord. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease.

         5. RENT

                  5.1 Effective as of the Commencement Date, Tenant shall pay to Landlord Base Rent for the term at the rate of $12.00 per square foot per annum, payable on a monthly basis. The monthly rent payments hereinabove provided shall be paid promptly, in advance, on the first day of each and every month during the term of this Lease, without demand and without offset or deduction, together with such Additional Rent or charges required to be paid by Tenant as hereinafter provided.

                  5.2 The Additional Rent to be paid by Tenant hereunder shall be that amount and charges with respect thereto as hereinafter set forth in Articles 6 and 18.3.

                  5.3 Any installment of Base Rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord, which is not paid prior to the fifth (5th) business day of any lease month, shall bear interest at the per annum rate of two (2%) per cent over the prime rate published in New York City by The Chase Manhattan Bank, N.A. applicable to its most favored and creditworthy borrowers, as such prime rate shall be computed from the time when the same shall respectively become due and payable until the same shall be paid, which shall reflect daily rate changes as applicable.

                  5.4 Receipt and acceptance by Landlord of any Base Rent, Additional Rent and any other charge with knowledge of Tenant's default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

                  5.5 The first full month's payment of Base Rent and estimated Additional Rent shall be made concurrently with the execution of this Lease, with the Base Rent and estimated Additional Rent applicable to any partial month to be paid upon Tenant's occupancy.

         6. ADDITIONAL RENT. Additional Rent shall be paid by Tenant in accordance with the provisions of this Article 6.

                  6.1 Tenant shall pay Tenant's Percentage Share of all real estate taxes, assessments, sewer rents, rates and charges, state and local taxes, transit or any other governmental charge, general, special, ordinary or extraordinary (collectively, "Taxes") (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided), which may now or hereafter be levied or assessed against the Property upon which the Building stands, and upon the Building and related improvements attributable to any lease year ("lease year" being each twelve (12) calendar month period during the term of this Lease).

                  6.2 (a) Tenant shall pay Tenant's Percentage Share of the Operating Expenses (as hereinafter defined) applicable to the Building, which are estimated at $4.50 per square foot for the 1998 calendar year.

                      (b) For the purpose of this Article 6.2, "Operating Expenses" shall mean the following expenses paid or incurred by Landlord in connection with the Building and the Property:

                                    (A) Wages, salaries, fees and other
         compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees or any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first-class office buildings in the Mercer County area, which are unionized) made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and the Property, including, without limitation, elevator operators, elevator starters, window cleaners, porters, janitors, maids miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building and the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, persons engaged in the operation and maintenance of the Building and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel, and costs of laundering, cleaning and maintaining appropriate uniforms for such persons.

                                    (B) Cleaning costs for the Building and the
         Property, including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefor) and the costs of all labor, supplies, equipment and materials incidental thereto.

                                    (C) Premiums and other charges reasonably
         incurred by Landlord with respect to insurance at reasonable levels relating to the Building and the Property and the operation and maintenance thereof, including, without limitation: fire and extended coverage insurance, including windstorm, flood, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; workmen's compensation; boiler and machinery; use and occupancy; health, accident and group life insurance of all employees; and casualty rent insurance.

                                    (D) The cost of electricity, heat, water and
         sewer and any and all other utility services used in connection with the operation and maintenance of the Building and the Property (provided that if electricity and other utility services are separately metered by Tenant, Tenant shall make payments directly to the utility provider, and such charges shall not be considered Operating Expenses hereunder).

                                    (E) Costs incurred for operation, service,
         maintenance, inspection, repair and alteration of the Building, the Property, and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building (including any separate contract therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

                                    (F) Sales and excise taxes and the like upon
         any of the expenses enumerated herein.

                                    (G) Reasonable management fees of
         unaffiliated managing agent for the Building, if any. If there shall be no managing agent, or if the managing agent shall be a company affiliated with Landlord, the management fees that would customarily be charged for the management of the Building by an independent, first-class agent in the Mercer County area.

                                    (H) The cost of replacements for hand tools
         and hand equipment used in the operation and maintenance of the Building and the Property.

                                    (I) The reasonable cost of repainting or
         otherwise redecorating any part of the Building other than premises demised or to be demised to tenants in the Building.

                                    (J) Reasonable and ordinary decorations for
         the lobby and other public portions of the Building.

                                    (K) The cost of telephone service, postage,
         office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building.

                                    (L) The cost of licenses, permits and
         similar fees and charges related to operation, repair and maintenance of the Building.

                                    (M) Auditing fees necessarily incurred in
         connection with the maintenance and operation of the Building.

                                    (N) All expenses associated with the
         installation of any energy or cost saving devices.

                                    (O) All costs and expenses relating to the
         Property and its maintenance, and operation and repair of any common facilities including, but not limited to, snow removal, landscaping and similar services.

                                    (P) Any and all other expenditures of
         Landlord in connection with the operation, repair or maintenance of the Property or the Building which are properly expensed in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair and maintenance of office buildings in the Mercer County area.

                                    In addition, if Landlord shall purchase any
item of capital equipment or make any capital expenditure relating to the Building, then the costs for the same shall be included in Operating Expenses in the year of installation amortized on a straight-line basis, over an appropriate period, but not more than ten (10) years, with an interest factor equal to the prime interest rate charged by The Chase Manhattan Bank, N.A., to its most favored borrowers. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Operating Expenses for each year in which they are incurred. Notwithstanding the foregoing, "Operating Expenses" shall not include expenditures for any of the following:

                                    (AA) The cost of any capital addition made
         to the Building, including the cost to prepare space for occupancy by a new tenant,

                                    (BB) Repairs or other work occasioned by
         fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance,

                                    (CC) Leasing commissions, advertising
         expenses and other costs incurred in leasing or procuring new tenants and legal expenses,

                                    (DD) Repairs or rebuilding necessitated by
         condemnation or casualty,

                                    (EE) Depreciation and amortization of the
         Building, including Landlord's debt servicing of any financing of the Building and improvements for which the Property is security, other than capital expenditures which under generally applied real estate practice are expensed or regarded as deferred expenses,

                                    (FF) The salaries and benefits of any
         employee of Landlord in a position senior to Building Manager.

                                    (GG) Any service, material or utility
         supplied solely to Landlord and/or other tenants of the Building and not supplied to or consumed by Tenant.

                           Commencing with any partial month, and continuing for
each twelve (12) month lease year thereafter, Tenant shall be required to pay Taxes and Operating Expenses as in this Article 6.2 required. Tenant agrees, in addition to Base Rent, that it will pay monthly, during each twelve (12) month lease year, 1/12th of the sum reasonably estimated by Landlord as being required to be paid as Taxes and Operating Expenses for such subsequent applicable lease year. Such monthly payment as required shall be made together with Tenant's regular monthly payment of Base Rent. At the end of each lease year, there shall be an adjustment between the Landlord and Tenant with respect to the aggregate of the monthly Additional Rent paid for Taxes and Operating Expenses so as to either require payment by Tenant to Landlord of any amount required to fund the actual Taxes and Operating Expenses as determined if such prior payments are less than such amount, or in lieu thereof Tenant shall be credited with an overpayment in Taxes and Operating Expenses made for that lease year, which shall be credited against the next rent payment due. Landlord shall furnish Tenant with the computation of detailed Taxes and Operating Expenses for the applicable lease year in the manner hereinabove provided, and any required payment to Landlord or credit to Tenant, as applicable, shall be paid or made within sixty (60) days after Landlord's demand and furnishing to Tenant the required computation.

                  If the last year of the term of this Lease ends on any day other than the last day of a calendar year, any payment due to Landlord or to Tenant by reason of any Taxes or Operating Expenses shall be prorated and Tenant shall pay any amount due to Landlord and Landlord shall pay any amount due Tenant within thirty (30) days after being billed therefor. This covenant shall survive the expiration or termination of this Lease.

                  6.3 For the purposes of this Lease, Tenant's Percentage Share shall be 27.5%.

         7. USE

                  7.1 The Leased Premises shall be used for office space, laboratory and research and development use, and for no other purposes except for such uses permitted by Landlord.

                  7.2 Tenant covenants and agrees that it will not use the Leased Premises for any use which creates an extra hazard of fire or other danger or casualty, or which will increase the rate which Landlord or other tenants must pay to secure fire or liability insurance, or which will render the Building or its improvements uninsurable.

         8. REPAIRS AND MAINTENANCE

                  8.1 During the term of this Lease, Landlord, at its expense, shall keep in good order, safe condition and repair, the structural parts of the Building and common areas of which the Leased Premises are a part, including the walls, roof, floor, foundation load bearing members, as well as all plumbing, heating, ventilating, air-conditioning, mechanical, electrical, systems and utilities and facilities serving the Leased Premises, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invitees which shall be then repaired at the cost and expense of Tenant.

                  8.2 Landlord shall take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the Property, and Landlord shall provide snow and rubbish removal.

                  8.3 Tenant agrees to keep the Leased Premises in as good repair as they are at the beginning of the term of this Lease, reasonable use and wear thereof and damage by fire or other casualty excepted. Tenant further agrees not to damage, overload, deface or commit waste of the Leased Premises. Tenant shall be responsible for all damage of any kind or character to the Leased Premises, including the windows, floors, walls and ceilings, caused by Tenant or by anyone using or occupying the premises by, through or under Tenant. Landlord shall repair the same as deemed necessary by Tenant or Landlord, and Tenant agrees to pay the costs incurred therefor to Landlord upon demand. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall, at its sole cost and expense, be responsible for the maintenance and replacement of any items installed in the Building as leasehold improvements for Tenant. Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, additions or improvements in or to the Leased Premises or the Building or to any appurtenances or equipment located thereon. There shall be no abatement of rent because of such repairs, replacements, alterations and additions, or because of any delay by Landlord in making the same. Tenant shall give to Landlord prompt written notice of any accidents to, or defects in any of the electrical, heating, mechanical, ventilating and air conditioning systems and apparatus located in or on the Leased Premises and structural parts of the Building.

         9. LANDLORD'S SERVICES

                  9.1 Landlord shall furnish all utilities necessary to operate the Building.

                  9.2 Landlord shall incur no liability whatsoever and it shall not constitute a termination of this Lease or an eviction (constructive or otherwise) hereunder should any utility service become unavailable from any public utility company, public authority or any other person, firm or corporation supplying such utility.

         10. INABILITY TO PERFORM. In case Landlord is prevented or delayed in furnishing any service as set forth herein or otherwise by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction in Base Rent or Additional Rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such absence of Building services constitutes actual or constructive, total or partial eviction or renders the Leased Premises untenantable; provided that Tenant shall have the right to abate Base Rent and Additional Rent if the services have not been restored within eight (8) business days after the cessation of any such service, until the service is restored. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord agrees, however, that it will use all reasonable efforts to obtain restoration of services based on the then existing circumstances.

         11. INSURANCE. Tenant shall keep in force at its own expense comprehensive general liability insurance (including a contractual liability insurance endorsement) in companies reasonably acceptable to Landlord sufficient to cover such indemnification and naming as insured Landlord, owner of the Property, Landlord's managing agent, if any, and Tenant against claims for "personal injury", including bodily injury and death, in amounts, not less than THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS (or such higher limits as may be determined by Landlord). Such dollar value of coverage may be increased by Landlord to reasonably reflect then economic conditions with respect to public liability insurance coverage provided for similar tenants. Tenant will deposit the policy or policies of such insurance, or certificates thereof, with Landlord. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be cancelled without at least ten (10) days prior written notice to Landlord or Landlord's managing agent, if any, and that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

         12. LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION. The Landlord reserves the right to enter the Building, Property and Leased Premises in connection with the construction and erection of any additions or improvements to the Building and Property of which the Leased Premises are a part, provided that in the use of such right the Landlord shall not unreasonably interfere with the use of the parking areas and driveways or the Tenant's business.

         13. FIXTURES

                  13.1 Tenant may install and remove Tenant's property, equipment and fixtures in the Leased Premises during the term of the lease. If Tenant moves out or is dispossessed, and fails to remove any such property or equipment after the last day for which all Base Rent has been paid, then the said property and equipment shall be deemed to be abandoned, and Tenant shall reimburse to Landlord the reasonable cost of removal thereof from the Leased Premises, including any cost of disposal thereof, less amounts received for disposition thereof.

                  13.2 Tenant shall repair, at its cost and expense, any damage to the Leased Premises resulting from the removal of its property, equipment and fixtures. However, if Tenant fails to do so, it shall be responsible to reimburse the Landlord for the reasonable cost of compliance with the terms and conditions of the within covenant.

                  13.3 All installation and removal of Tenant's fixtures, property and equipment shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction.

         14. CHANGES IN OR ABOUT PREMISES. This Lease shall not be affected or impaired by any change in any sidewalk, alleys or streets adjacent to or around the Building, or in parking regulations of the Township of Ewing or any County or State Agency or Office.

         15. ASSIGNMENT AND SUBLETTING

                  15.1 Tenant shall not assign, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Leased Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is reasonably unsatisfactory to Landlord, or if Landlord reasonably deems such business to not be consistent with that of other occupants of the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, which commitment Tenant has approved in writing, provided that:

                           (A) Tenant's request for consent shall be in writing
and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement (if available) and other evidence of financial responsibility, its intended use of the Leased Premises, and the terms and conditions of the proposed assignment or subletting.

                            (B) Each assignee hereunder shall assume and be
deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute the same shall not release assignee from its liability as set forth herein.

                           (C) If such consent to any subletting or assignment
hereunder shall be given:

                                    (i) such consent to assign this Lease or to
sublet shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease and Tenant shall continue fully liable under this Lease for any default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease;

                                    (ii) the assignee or subtenant or subtenants
shall agree to perform faithfully and be bound by all the terms, covenants, conditions, provisions or agreements of this Lease to the extent of the space sublet;

                                    (iii) an executed copy of each sublease or
assignment agreement and agreement of assumption of performance by each of the assignees or subtenants (limited to the extent of the space sublet) shall be delivered to Landlord promptly upon execution;

                                    (iv) (a) Tenant shall pay to the Landlord
monthly, one-half of any increment in rent received by Tenant per square foot per annum over the Base Rent then in effect during the year of assignment or subletting, after deducting therefrom the cost of real estate commissions actually paid of re-renting, including real estate commissions actually paid, architects and engineers fees, attorneys' fees, refitting costs and all other costs directly paid by Tenant in connection with any such assignment or subleasing. The required payment to Landlord shall be made monthly together with the required monthly payments of Base Rent to be paid pursuant to Article 5; and
(b) if Tenant receives any consideration or value for such assignment or subletting Landlord shall be paid one-half of any such consideration or value in excess of the Base Rent to be paid by Tenant under this Lease [net of expenses included in Article 15.1(C)(iv)(a)], within 10 days after receipt of the same by Tenant, provided that in the event of a sublet the new consideration received by Tenant be amortized over the term of the sublease to determine the extent to which the consideration under the sublease shall exceed the Annual Basic Rent to be paid by Tenant under this Lease. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

                  15.2 A Change in Control of Tenant shall be deemed to constitute an assignment requiring Landlord's consent. For the purposes of this Lease, a Change in Control shall be deemed to occur upon the transfer of 25% of the direct or indirect voting control of Tenant.

                  15.3 Landlord's consent to any assignment or subleasing hereunder shall not be required in the event of an assignment by Tenant to any affiliate, subsidiary or entity or resultant entity, occasioned by merger, consolidation or other corporate reorganization, providing that any such Assignee assume in writing the obligation for payment and provided that Tenant delivers such assignment and assumption agreement or sublease to Landlord. Any such assignment or sublease shall not release Tenant of its primary obligations hereunder. it is understood and agreed that Tenant shall continue to be fully liable under the Lease in the same manner provided in Article 15.1(C)(i) above.

         16. CASUALTY

                  16.1 In case of any damage to the building on the property by fire or other casualty occurring during the term of this Lease or previous thereto, which renders the Leased Premises substantially untenantable in a manner which cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the terms hereby created shall, at the option of the Tenant, terminate from the date of such damage. Within thirty (30) days of such casualty Landlord shall advise Tenant in writing whether or not it can restore the premises within one hundred eighty (180) days from the date of such casualty (hereinafter called the "Landlord Notice"). In the event the Tenant elects to terminate the Lease for any reason which is due to the inability to restore the same within the one hundred eighty (180) day period, Tenant shall notify the Landlord, in writing, certified mail, return receipt requested, of such a fact within thirty (30) days of receipt by Tenant of the Landlord Notice and in such event Tenant shall immediately surrender the Leased Premises and shall pay rent only to the time of such damage and Landlord may re-enter and repossess the premises discharged from this Lease. In the event Landlord can restore the premises within one hundred eighty (180) days if provided in Landlord's notice, this Lease shall remain in full force and effect during the period of Landlord's restoration, except that rent shall abate from date of casualty while the repairs and restorations are being made, but the rent shall recommence upon complete restoration of the Leased Premises and delivery of the same by Landlord to Tenant, provided Landlord shall give Tenant ten (10) business days' prior notice of the date of complete restoration. Landlord agrees that it will undertake reconstruction and restoration of the damaged premises with due diligence and reasonable speed and dispatch.

                  16.2 If the building shall be damaged, but the damage is repairable by Landlord's estimate within one hundred eighty (180) days, Landlord agrees to repair the same with reasonable promptness. In such event, the rent accrued and accruing shall not abate, except for that portion of the Leased Premises that has been rendered untenantable and as to that portion the rent shall abate to the date of complete restoration and delivery of same by Landlord to Tenant, provided Landlord shall give Tenant ten (10) business day's prior notice of the date of complete restoration.

                  16.3 In connection with Landlord's restoration as hereinabove referred to, in determining what constitutes reasonable promptness consideration shall be given to delays caused by acts of God, strikes, and other causes of Force Majeure beyond Landlord's control.

                  16.4 Tenant shall immediately notify Landlord in case of fire or other damage to the premises.

                  16.5 Notwithstanding anything contained in 16.1 or 16.2 above, if such repairs are for any reason not completed within one hundred eighty (180) days from the date of casualty, then Tenant shall have the right to terminate this Lease, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and this Lease shall be deemed null and void.

         17. COMPLIANCE WITH LOCAL RULES AND REGULATIONS

                  17.1 Tenant covenants and agrees that upon and after acceptance and occupancy of the Leased Premises, it will promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their departments and bureaus (provided same are applicable to Tenant's occupancy or use of said premises) or to the reasonable rules promulgated by Landlord in writing for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term and arising from the operations of Tenant or Tenant's particular use of the Leased Premises, at Tenant's cost and expense, subject to the right of Tenant to contest the decision by any such department or bureau as hereinafter mentioned. In the event Tenant contests any such governmental decision, it shall indemnify, defend and save Landlord harmless from any fine, penalty, costs and liability imposed upon Landlord as a result of Tenant's failure so to comply. Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters or their equivalent in connection with the use and occupancy of the Leased Premises by Tenant in the conduct of its business. Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall not be required to make structural changes in the Building if the same are required by governmental regulation, as the same may be applicable as a matter of general application to the Leased Premises, provided that the Tenant shall be required to make structural changes that may be required by governmental regulation if directly attributable and resulting from Tenant's particular manner of occupancy and use of the Building in the conduct of its business.

                  17.2 If Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them failure of Tenant to comply with the requirements of subparagraph
17.1 above shall be deemed an item of default for which Landlord shall have recourse by termination of this Lease or exercise of any other rights reserved to Landlord hereunder, in accordance with the terms and conditions of this Lease.

         18. DEFAULT, TERMINATION

                  18.1 If before or during the term of this Lease there shall occur any of the following events ("Events of Default"):

                            (i) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall have an order for relief entered against it or be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its assets; or

                           (ii) if, within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law of regulation, such proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its assets, such appointment shall not have been vacated; or

                           (iii) if the interest of Tenant in the Leased Premises shall be sold under execution or other legal process; or

                           (iv) if Tenant shall fail to pay any installment of Base Rent or Additional Rent for five (5) business days after written notice that the same is due and unpaid; or

                           (v) if Tenant shall fail to perform or observe any requirement, obligation, agreement, covenant or condition of this Lease, other than the payment of any installment of Base Rent or Additional Rent, and any such failure shall continue for 30 days after Landlord gives Tenant notice thereof, or if such failure cannot be remedied within 30 days, then for a reasonable time thereafter, provided Tenant commences to remedy such failure within said 30 day period and prosecutes the same to completion with diligence; then at any time following any of such Events of Default, Landlord, without waiving any other rights herein available to Landlord at law or in equity, may either (1) give Tenant notice of termination of this Lease or (2) without terminating this Lease, give Tenant notice of Landlord's intention to re-enter and take possession of the Premises, with or without legal process. The giving of either of such notices to Tenant shall terminate Tenant's right to possession of the Premises under this Lease without prejudice, however, to the rights of Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

                  18.2 In the event that Landlord elects to terminate Tenant's right to possession of the Leased Premises under Article 18.1 following an Event of Default, Landlord may re-enter and take possession of the Leased Premises, with or without legal process, and Tenant hereby waives any claim for damages as a result thereof, and Tenant shall be obligated to pay to Landlord as damages upon demand, and Landlord shall be entitled to recover of and from Tenant, (i) all Base Rent and Additional Rent payable to the date of termination of Tenant's right to possession, plus (ii) the cost to Landlord of all reasonable legal and other expenses and costs (including attorney's fees) incurred by Landlord in obtaining possession of the Premises, in enforcing any provision of this Lease, in preserving the Leased Premises during any period of vacancy, in making such repairs as Landlord may reasonably deem necessary or advisable in operating and maintaining the Leased Premises, and in reletting the Leased Premises, including all reasonable brokerage commissions therefore, plus (iii) in the event of Landlord's giving notice of its intention to re-enter and take possession without terminating this Lease, damages (payable in monthly installments, in advance, on the first day of each calendar month following the giving of such notice and continuing until the date fixed herein for the expiration of the term of this Lease) in amounts equal to the Base Rent and Additional Rent herein reserved based on the last Additional Rent paid for the month prior to default, less the net amount of rent, if any, which may be collected and received by Landlord from the Premises for and during the balance of the term hereof; Landlord may relet the Premises, or any part or parts thereof (but in no event shall Landlord be obligated to do so), for a term or terms which may at Landlord's option be less than or exceed the period constituting the balance of the Term hereof, and Landlord may grant concessions or charge a rental in excess of that provided in this Lease (Tenant shall have no right to any excess). Landlord shall undertake to use all reasonable efforts to mitigate Tenant's damages.

                  If Landlord shall elect to re-enter and take possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease for such previous default, whereupon the provisions of this subsection with respect to termination will thereafter apply.

                  18.3 Landlord may sue for and collect any amounts which may be due pursuant to the provisions of Article 18.2 from time to time as Landlord may elect, but no such suit shall bar or in any way prejudice the rights of Landlord to enforce the collection of amounts due at any time or time thereafter by a like or similar proceeding. All reasonable legal fees and expenses incurred by Landlord in enforcing its rights under this Lease shall be deemed Additional Rent and due and payable by Tenant upon demand. In the event Landlord brings any summary action for dispossession of Tenant for failure to pay rent, Landlord's attorney's fees and legal expenses shall be added to and included as part of the rent due and owing by Tenant with respect to the periods in default.

                  18.4 No remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this Lease shall not be deemed a waiver by Landlord of such default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                  18.5 No waiver by Landlord of any Event of Default or any default by Tenant in any covenant, agreement or obligation under this Lease shall operate to waive or affect any subsequent Event of Default or default in any covenant, agreement or obligation hereunder nor shall any forbearance by Landlord to enforce a right or remedy upon an Event of Default or any such default be a waiver of any of its rights and remedies with respect to such or any subsequent default or in any other manner operate to the prejudice of Landlord.

         19. INSPECTION BY LANDLORD. The Tenant agrees that the Landlord's agents, and other representatives, shall have the right to enter into and upon the Leased Premises, or any part thereof, at reasonable hours upon reasonable advance notice, except in emergencies, without unduly disturbing the operations of the Tenant for the purposes of examining the same or for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

         20. NOTICES. Except as provided elsewhere in this Lease, all notices required hereunder shall be in writing and sent by certified mail return receipt requested, and deemed to have been given or served three (3) days after the same shall be deposited in the United States mails, as indicated by the Post Office on the certified or registered mail receipt for such notice, postage prepaid. All notices from Tenant to Landlord shall be directed to Landlord at the address set forth in the heading of this Lease, attention: Mr. Guy Krone, President. All notices from Landlord to Tenant shall be directed to Tenant at the address set forth in the heading of this Lease, attention Mr. Sidney Rosenblatt, Executive Vice President. Either party may designate by notice to the other a substitute and additional address for notices, and thereafter notices shall be directed to the substitute address.

         21. NON-WAIVER. The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If Landlord or Tenant pursues any remedy granted by the terms of this Lease or the terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

         22. ALTERATIONS OR IMPROVEMENTS BY TENANT

                  22.1 Tenant shall not do any painting or decorating or erect any partitions or make any alterations or improvements in the Leased Premises, or do any boring in the ceilings, walls, or floors, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed, provided Tenant shall have furnished to Landlord a plan and/or specifications with respect to Tenant's proposed work. Unless objected to by Landlord in writing, such work may be performed by Tenant or under the direction of Tenant, at its cost. Nothing herein contained shall be construed to permit Tenant at any time to make any structural modifications to the Leased Premises or any alterations or modifications to the Leased Premises or any alterations or modifications to existing Building systems in the Leased Premises. Tenant hereby agrees that all alterations and improvements made in, to or on the Leased Premises shall, unless otherwise provided by written agreement, be the property of Landlord and shall remain upon and be surrendered with the Premises. Landlord shall have the right to request as a condition of its consent that Tenant restore the premises to its original condition at the expiration or termination of the term. In the event such requested installation is standard or customary for comparable office use, Landlord shall not unreasonably withhold its consent to such improvements not being removed at the expiration or earlier termination of the term. Such request shall be made simultaneously with Landlord's written approval required hereunder.

                  22.2 Nothing herein contained shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that Landlord's estate shall not be subject to such liability. Failure of Tenant to remove or bond any mechanic's lien occasioned by Tenant's actions within thirty (30) days after notice shall be deemed a default pursuant to the terms and conditions of this Lease. In addition, Tenant shall indemnify, defend and save Landlord harmless from any damage occasioned by such failure to remove such mechanic's lien.

         23.  NON-LIABILITY OF LANDLORD

                  23.1 It is understood and agreed that Landlord, in its capacity as Landlord of the Building in which the Leased Premises are located, or any of its partners if Landlord is a partnership, shall not be liable to Tenant, Tenant's agents, employees, contractors, invitees or any other occupant of the Leased Premises for any damage to property or for any inconvenience or annoyance to Tenant or any other occupant of the Leased Premises or interruption of Tenant's or such other occupant's business, arising out of or attributable to
(i) the design and construction of the Leased Premises and the building of which the Leased Premises are a part; (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Leased Premises and the Building of which the Leased Premises are a part; and (iii) any cause or happening whatsoever, including negligence by Landlord and Landlord's agents, servants and employees with respect to any of the events or occurrences referred to in subdivisions (i) and (ii), or otherwise. The foregoing covenant is an express inducement to Landlord to enter into the within lease and Tenant acknowledges that it understands the scope and consequences of Landlord's exculpation as herein provided. Landlord agrees that it will assign without recourse any warranties or guaranties with respect to installations or improvements for which Tenant would be responsible to repair, replace or maintain in accordance with this Lease.

                  23.2 Anything hereinabove contained to the contrary notwithstanding, Tenant in all events shall assume all risk of damage or loss to its property, equipment and fixtures occurring in our about the Leased Premises.

         24.  CONDEMNATION

                  24.1 If the whole or part of the Leased Premises shall be acquired by Eminent Domain for any public or quasi public use or purpose so that the Leased Premises cannot be used for its intended leased purposes, or if the parking areas shall be taken by Eminent Domain and Landlord shall not substantially replace such parking areas, then, in that event, the term of this Lease shall cease and terminate from the date that possession of the Leased Premises is taken by the condemning authority in the Eminent Domain proceeding, or as the result of the delivery of a deed in lieu of condemnation. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. No part of any award made to Landlord shall belong to Tenant, nor shall Tenant make any claim against the condemning authority for the value of its leasehold if such claim shall reduce Landlord's award. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that without affecting Landlord's award as hereinabove referred to, Tenant may make such independent claim as the law may allow with respect to Tenant's leasehold improvements, if any, moving expenses, trade fixtures and equipment.

                  24.2 To the extent that there shall be partial condemnation and Tenant shall remain in possession in part of the premises uncondemned, there shall be an abatement of Base Rent and Additional Rent equitably apportioned based on the percentage of the premises retained by Tenant under the then circumstances. Landlord agrees that it will undertake to restore so much of the Building and its improvements as may be economically and architecturally practicable and feasible. In the event of any dispute as to the apportionment, the same shall be submitted to the American Arbitration Association for binding determination at the equal administrative cost of Landlord and Tenant.

         25. INCREASE OF INSURANCE RATES. If the rate which Landlord must pay to secure fire insurance shall be increased because of any change in occupancy or use of the premises by Tenant, or because of Tenant's non-compliance with the rules, regulations or requests of the fire insurance carrier, then such increase shall be paid by Tenant to the Landlord as Additional Rent.

         26. FIRE INSURANCE COVERAGE

                  26.1 Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents, it being expressly understood and agreed that the same is not the responsibility of Landlord nor shall it be liable therefor.

                  26.2 Landlord shall cause each fire insurance policy carried by it insuring the Leased Premises against loss by fire or any other casualties covered by its all-risks insurance, including public liability insurance, to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy. Tenant will cause each insurance policy carried by it insuring the contents thereof, including trade fixtures and merchandise, against loss by fire or any of the casualties covered by its all-risks insurance, including public liability insurance, to be written in such a manner so as to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. Neither party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by the insurance policies maintained by the other party.

         27. INDEMNITY. Anything in this Lease to the contrary notwithstanding, and without limiting Tenant's obligation to provide insurance pursuant to
Article 26 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this
Lease:

                                    (i) Any negligence on the part of Tenant or
         any of its agents, contractors, servants, employees, licensees or invitees;

                                    (ii) Any failure on the part of Tenant to
         perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

         28. MUTUAL WAIVER OF SUBROGATION. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption) and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverage typically obtained by owners and tenants of comparable office buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self-insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

         29. FORCE MAJEURE. Except for the obligation of the Tenant to pay rent and other charges as in this Lease provided, the period of time during which the Landlord or Tenant is prevented from performing any other act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

         30. MORTGAGE PRIORITY. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Property, the Building or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Leased Premises in accordance with the terms of this Lease Agreement upon any foreclosure. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Property and the Building, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the lease term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination of this Lease and the attornment of Tenant to future landlords in accordance with the terms of this Lease.

         31. SURRENDER BY TENANT

                  31.1 Tenant will surrender possession of the Leased Premises and remove all goods and chattels and other personal property in the possession of Tenant, by whomsoever owned, at the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Leased Premises pursuant to any provision of this Lease, and leave the Premises in as good order and condition as they were at the beginning of the term, ordinary wear and tear, depreciation and Force Majeure excepted. In default of such surrender of possession and removal of goods and chattels at the time aforesaid, Tenant will pay to Landlord double the Base Rent and 1.0 times Additional Rent reserved by the terms of this Lease for such period as Tenant either holds over possession of the Leased Premises or allows its goods and chattels or other personal property in its possession at such time to remain in the Leased Premises. If Tenant holds over for any period subsequent to the expiration of six (6) months after the expiration or earlier termination of the lease term, in addition to double the Base Rent and 1.0 times the Additional Rent to be paid during each month of holdover Tenant shall be obligated for any and all statutory penalties and all other damages which Landlord shall suffer by reason of Tenant holding over during such subsequent period in violation of the terms and provisions of this Lease, including all reasonable claims for damages made by any succeeding tenant or purchaser of the Leased Premises against Landlord in which may be founded upon delay by Landlord in giving possession of the Leased Premises to such succeeding tenant or purchaser, to the extent that such damages are occasioned by the unlawful holding over of Tenant. The foregoing covenant as to Tenant's holdover obligation shall not be deemed to create any month-to-month tenancy or to continue the Landlord-Tenant relationship, except that any occupancy by Tenant during the holdover period shall require strict compliance with the terms and conditions of the Lease. Landlord reserves its rights to take such action as such may deem appropriate to obtain possession of the Leased Premises.

                  31.2 In the event Tenant fails to remove all goods and chattels and other personal property in possession of Tenant, by whomsoever owned, at the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Leased Premises pursuant to any provision of this Lease, Tenant hereby irrevocably makes, constitutes and appoints Landlord as the agent and attorney-in-fact of Tenant to remove all goods and chattels and other personal property, by whosoever owned, from the Leased Premises to a reasonably safe place of storage, such moving and storage to be at the sole cost and expense of Tenant, and Tenant covenants and agrees to reimburse and pay to Landlord all expenses which landlord incurs for the removal and storage of all such goods and chattels. Alternatively, at the option of Landlord, Tenant shall be deemed to have abandoned such goods, chattels and other personal property and the same shall become the property of Landlord.

                  31.3 No act or thing done by Landlord shall be deemed an acceptance of the surrender of the Leased Premises unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of a new lease of the Leased Premises.

         32. SIGNS AND ADVERTISING

                  32.1 No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant to any part of the outside or inside of the Leased Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and then only of such color, size, style and material as shall be first specified in writing by Landlord and in conformance with city and county sign ordinances and other standards applicable to the Building. No showcase shall be placed in front or in the lobbies or corridors of the Building and Landlord reserves the right to remove all showcases so placed and all signs other than those above provided for, without notice and at the expense of Tenant. Tenant agrees and understands that no signage of any type shall be visible from the exterior of the Building without Landlord's prior written consent.

                  32.2 The mounting and dismounting procedures for all signage must have the prior written approval of Landlord, not to be unreasonably withheld or delayed. Tenant shall provide drawings for any requested signage. Tenant agrees to repair any damage to any surface due to the improper dismounting of any signage. Tenant shall not permit anything to be attached to any exterior window or window frame.

                  32.3 All door and directory signage is to be in conformance with all applicable tax rules and regulations of Princeton Crossroads and is to be purchased at Tenant's sole expense. Tenant is permitted only one (1) door (above the entrance) sign and one (1) directory sign without the prior written consent of Landlord.

         33. ESTOPPEL CERTIFICATE. Tenant agrees, from time to time as may be requested by Landlord, to execute, acknowledge and deliver to Landlord all or any of the following: an estoppel letter certifying to such party as Landlord reasonably may designate, including any mortgagee, whether this Lease is in full force and effect and has not been amended, modified or superseded, that Tenant has accepted the Leased Premises and is now in possession thereof, and whether Tenant has any defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease.

         34. [INTENTIONALLY OMITTED]

         35. [INTENTIONALLY OMITTED]

         36. LANDLORD'S RIGHT OF ENTRY AND ALTERATIONS. Landlord, or its agents, shall have the right at reasonable times to enter upon the Leased Premises upon reasonable advance notice, except in emergencies, to examine the same, to clean windows, or to make such repairs, alterations or improvement as are necessary or proper, and, during such operations, temporarily may close entrances, doors, corridors, elevators and other facilities, all without any liability to Tenant by reason of interference, inconvenience or annoyance; provided Landlord uses its best efforts to minimize such interference, inconvenience or annoyance; provided, however, that if such work should materially reduce the area rented by Tenant, the rent paid by Tenant shall be proportionately abated during such time period, and further provided, that such work will be done in such a manner as to cause the least possible interference, inconvenience and annoyance to Tenant. However, this Article shall not be deemed as imposing any duty on Landlord to undertake any of the acts specified herein.

         37. LANDLORD'S REMEDIES AND EXPENSES

                  37.1 All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease on successive periodic sums which mature hereunder. Notwithstanding the foregoing, Landlord and Tenant agree that all cognizable claims shall be filed in one action.

                  37.2 Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation hereunder and in administering any requests for approval of assignments or sublettings pursuant to the provisions hereof.

         38. LANDLORD'S RESERVED RIGHTS. Landlord reserves the following rights:

                  (a) During the last thirty (30) days of the term of this Lease, if during or prior to that time Tenant completely vacates the premises, to decorate, remodel, repair, alter or otherwise prepare the premises for re-occupancy, provided Landlord accepts all liability and notifies Tenant in advance.

                  (b) To show the premises to prospective tenants or brokers during the last year of the term of this Lease, and to prospective purchasers at all reasonable times, provided prior notice to Tenant in each case is given and Tenant's use and occupancy of the premises shall not be materially inconvenienced by any such action of Landlord. Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. Notwithstanding the foregoing, Landlord agrees that it shall arrange said visitation only by appointment with Tenant.

         39. RULES AND REGULATIONS

                  39.1 Tenant and its employees and agents shall faithfully observe and comply with such reasonable rules and regulations as may be promulgated by Landlord, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Leased Premises; provided however, that in case of any conflict or inconsistency between the provisions of this Lease and any rules and regulations, the provisions of this Lease shall control.

                  39.2 Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the rules and regulations or the terms covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors.

         40. WAIVERS. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

         41. SEVERABILITY. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision, other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

         42. QUIET ENJOYMENT. Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this Lease, and does further covenant that Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforementioned.

         43. LEASE CONSTRUCTION. This Lease shall be construed pursuant to the laws of the State of New Jersey.

         44. BINDING EFFECT. The terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective heirs, successors, executors, administrators and assigns.

         45. DEFINITIONS. The neuter gender, when used herein and in the acknowledgement hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         46. PARAGRAPH HEADING. The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way to define, limit or describe the scope of this Lease nor the intent of any provision hereof.

         47. EXECUTION AND DELIVERY. These documents are submitted to Tenant for consideration purposes and shall not be binding on Landlord until fully executed in all parts by Landlord and Tenant and exchanged.

         48. REGULATION OF COMMON FACILITIES. The common facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable and non-discriminatory rules and regulations with respect to common facilities; to change the areas, locations and arrangements of parking areas and other common facilities; provided the total number of parking spaces allocated to Tenant shall not be reduced, to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other common facilities; to restrict parking by tenants, their officers, agents, and employees to employee parking areas; to construct surface or elevated parking areas and facilities to establish and change the level of parking surfaces; to close all or any portion of the parking areas or other common facilities to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas or facilities; to discourage non-tenant parking and to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. The foregoing rights of Landlord hereto are subject to the terms and conditions of Article 10 as applicable.

         49. PERFORMANCE BY TENANT. Tenant covenants and agrees to perform all obligations herein expressed on its part to be performed, and to promptly, upon receipt of written notice specifying action desired by Landlord in connection with any such obligation (excluding the covenant to pay rent), comply with such notice. If Tenant shall not commence and proceed diligently to comply with such notice to the satisfaction of Landlord within thirty (30) days after delivery thereof, except in the event of an emergency, Landlord may enter upon the Premises and do the things specified in said notice. Landlord shall have no liability to Tenant for any loss or damages resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand any expense incurred by Landlord in taking such action. Landlord reserves the right to enter into the Premises at any time due to any emergency situation which may endanger the Leased Premises or the building of which the Premises are a part.

         50. NO MODIFICATION. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any other terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

         51. COVENANTS OF FURTHER ASSURANCES. If, in connection with obtaining financing or refinancing of the Property, Building and improvements, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its written consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises in any material respect.

         52. BROKERAGE. The parties mutually represent to each other that Fennelley Associates, Inc., is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with this Lease, it being understood and agreed that Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this Lease transaction. The brokerage fee shall be 5% of the Basic Rent payable for the first thirty-six months of this Lease, and shall be payable promptly after occupancy by Tenant of the Leased Premises. Landlord agrees to indemnify, defend and save harmless the broker in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless the broker in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

         53. MORTGAGEE NOTICE CLAUSE. Tenant agrees to give any Mortgage and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon Landlord, at Landlord's expense, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (3) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         54. RIGHT OF FIRST REFUSAL. In the event Landlord desires to lease any portion (the "Additional Space") of the Building to another tenant, Landlord shall notify Tenant of the term and conditions (including the location of the Additional Space, the proposed rent rate and any other material terms and conditions) of such proposed rental. Tenant shall have a period of thirty (30) days from the date of receipt of such notice to enter into an Addendum to this Lease with Landlord for the Additional Space incorporating such terms and conditions. If an Addendum is not executed within such 30 day period (other than through the fault or delay of Landlord), or if Tenant notifies Landlord that it does not wish to lease the Additional Space, then Landlord may lease the Additional Space to another proposed tenant, and shall have no further obligation to offer the Additional Space to Tenant.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.


WITNESS:                                   GESIPA REAL ESTATE PARTNERS



     /s/ Allene Romano                     By:      /s/ William S. Schuler
----------------------------                  --------------------------------



ATTEST:                                    UNIVERSAL DISPLAY CORPORATION



                                           By:      /s/ Sidney D. Rosenblatt
----------------------------                  --------------------------------